                                                                EXHIBIT 10.4


                            DEATH BENEFIT AGREEMENT

     AGREEMENT made this 24th day of April, 1980, between Koss Corporation (hereinafter referred to as Company) and John C. Koss (hereinafter referred to as Employee).

     WHEREAS, Employee is employed by Company as its Chairman and Chief Executive Officer, and

     WHEREAS, Company and Employee desire to enter into an Agreement whereby if Employee dies prior to attaining the age of seventy (70) years and while in the Company's employ at the time of death, or has previously retired in accord with the Company's retirement policy, certain payments will be made as more fully set forth herein.

     NOW, THEREFORE, in consideration of the employment of Employee by Company and intending to be legally bound hereby, the parties hereto agree as follows:

1.   Employee Death Benefits
     If Employee's death occurs before Employee has attained the age of seventy
     (70) years, and while Employee is an active employee of Company or has previously retired in accord with the Company's retirement policy, Company will pay to the designated beneficiary (as indicated in paragraph 6 hereof) the sum of Fifty Thousand Dollars ($50,000.00) semiannually commencing thirty (30) days following the date of Employee's death and every six months thereafter until the sum of the benefits paid hereunder totals Seven Hundred Thousand Dollars ($700,000.00).

2.   Employee's Contribution
     Employee acknowledges that he has not been required to make any monetary investment in Company or give any consideration, other than employment, to Company in return for this Agreement.

3.   Company's Funding
     Company shall not be required to fund its potential obligations under this Agreement or to pledge assets as security for its performance hereunder.

4.   Termination of Employment
     This Agreement shall not in any way constitute any employment agreement between Employee and Company and shall in no way obligate Company to continue the employment of Employee with Company, nor shall this Agreement limit the right of Company to terminate Employee's employment with Company for any reason. Termination of Employee's employment with Company for any reason, whether by action of Company, Employee or in any other manner, shall immediately terminate this Agreement and all of Company's obligations hereunder. For purposes of paragraph 1, the word "termination" shall not be defined to include termination occasioned by the death of Employee.

5.   Other Benefits and Agreements
     The benefits provided for Employee hereunder are in addition to any other benefits Employee may have under any other plan or program of Company, and, except as otherwise expressly provided for herein, this Agreement shall supplement and shall not supersede any other Agreement between Company and Employee or any provision contained therein.

6.   Beneficiary Designation
     All sums due hereunder as a result of Employee's death shall be payable to Employee's spouse, if living at the date of the payment required hereunder, otherwise to Employee's issue by right of representation.

7.   Notices
     Any notice which shall be or may be given hereunder shall be in writing and shall be mailed by certified mail, postage prepaid, addressed as follows:

     (a)   Notice to Employee or Assignee:
           7787 N. River Road
           River Hills, Wisconsin 53217

     (b)   Notice to Company:
           4129 N. Port Washington Avenue
           Milwaukee, Wisconsin 53212

     Any party hereto may from time to time change the address to which notices to it shall be mailed by giving notice thereof in the manner provided for herein.

8.   Miscellaneous

     (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, personal representatives, successors and assigns.

     (b) This Agreement represents the entire understanding between the parties hereto and may be amended only by an instrument in writing signed by such parties.

     (c) This Agreement shall be governed and construed under the laws of the State of Wisconsin as in effect at the time of the execution of this Agreement.

     (d) All headings preceding the text of the several paragraphs hereof are inserted solely for reference and shall not constitute a part of this Agreement, nor affect its meaning, construction or effect.

     (e) Upon Employee's attaining the age of seventy (70) years, this Agreement shall terminate and shall be considered null, void, and of no legal effect.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seal the day first written above.



                                        /s/ John C. Koss                (SEAL)
                                        --------------------------------
                                        Employee  John C. Koss


                                        Koss Corporation



                                        By: /s/ Dennis P. Wherry        (SEAL)
                                           -----------------------------
                                                Dennis P. Wherry

                                        Its: Vice President
                                            ----------------------------